UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): May 3, 2006

                         CITADEL SECURITY SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                  000-33491                   75-2873882
     (State of other       (Commission File Number)         (IRS employer
     jurisdiction of                                   identification number)
      incorporation)

                TWO LINCOLN CENTRE, 5420 LBJ FREEWAY, SUITE 1600
                       DALLAS, TEXAS                     75240
             (Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code: (214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 3, 2006, Citadel Security Software Inc. received a letter from The NASDAQ Stock Market notifying Citadel that Nasdaq has determined to delist Citadel's shares of common stock from the Nasdaq Capital Market effective as of the open of business on Friday, May 5, 2006 as a result of Citadel's failure to maintain compliance with Marketplace Rules 4310(c)(4) (the $1 per share minimum trading price) and 4310(c)(2)(B) (the requirement to maintain a minimum stockholders equity, market value of listed securities, or net income from continuing operations).

Citadel expects that its common stock will be traded over the counter under the symbol "CDSS" commencing May 5, 2006.

Citadel filed a press release related to the Nasdaq letter, which is filed as
Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

99.1  Press release dated May 4, 2006 related to Nasdaq correspondence.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citadel Security Software Inc. (Registrant)


By: /s/ STEVEN B. SOLOMON
    ---------------------
        Steven B. Solomon
        Chief Executive Officer

Dated as of May 4, 2006